Date:                      September 11, 2008

IDCENTRIX REPORTS SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES – iDcentrix, Inc. (OTCBB:IDCX), a provider of innovative highly secure ID cards and card issuance systems, today announced that for the second quarter of fiscal year 2009, ended July 31, 2008, the Company generated a loss of $507,000, or $0.02 per share basic and diluted, compared to a loss of $275,000, or $0.03 per share basic and diluted, during the second quarter of the prior year. Additionally, the Company reported a loss for the six months ended July 31, 2008 of $1,120,000, or $0.04 per share basic and diluted, compared to a loss of $458,000, or $0.09, per share basic and diluted for the six months ended July 31, 2007.

Since inception the Company’s activities have been centered on sales and marketing and organizational activities and the Company has not generated any revenue. During the quarter ended July 31, 2007, the Company had minimal operations and its expenses were lower than during the quarter ended July 31, 2008.

Francine Dubois, Chief Executive Officer, commented: “We continue to be focused on our sales and marketing activities and have entered into our first two partnering agreements with local contractors to expand our presence in certain Latin American countries.” She added: “We are excited about the business opportunities and plan to seek additional capital to further execute our business plan.”
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About iDcentrix:
iDcentrix Inc. (OTCBB: IDCX), based in El Segundo, CA, has licensed a patented technology providing highly secure identification cards based on Swiss banknote paper and polycarbonate. Unlike other ID cards on the market, the iDcentrix card cannot be duplicated or counterfeited thereby guaranteeing the integrity of the card data and the identity of the cardholder. The company sells the ID card production equipment and consumables to corporate and governmental card issuers and also issues cards by partnering with local card manufacturers. For more information go to www.idcentrix.com

Contacts: iDcentrix Francine Dubois (310) 414-2661 Francine.dubois@idcentrix.com	Olmstead Williams Communications Tracy Olmstead Williams (310) 387-7738 tracy@olmsteadwilliams.com

Statement:

This press release may include statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding market acceptance of new products, product performance, product sales, revenues and profits.  These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially, positively or negatively, from those described in the forward-looking statements.  In particular, factors that could cause actual results to differ materially from those in forward-looking statements include, our inability to obtain additional financing on acceptable terms, or at all; the failure of the technology that we license, our products and services, to gain widespread market acceptance; standards that may be adopted our inability to attract and retain additional employees to respond to business opportunities, our dependence upon intellectual property licensed from third parties and the validity and enforceability of that intellectual property; any circumvention or sabotage by third parties of the security systems used in our products and services that could damage our reputation; industry, competitive and technological changes; the loss of, and failure to replace any significant customers; the composition, timing and size of orders from and shipments to major customers; inventory obsolescence; the performance of suppliers and subcontractors; risks associated with international operations and foreign currency fluctuations; the state of the U.S. and global economies in general and other risks detailed in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made and are not guarantees of future performance.  We undertake no obligation to publicly update or revise any forward-looking statements. When used in this document, the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “plan”, “should”, “intend”, “may”, “will”, “would”, “potential”, and similar expressions may be used to identify forward-looking statements. This document does not constitute an offer or solicitation as to any securities.